Exhibit 99.1

News Release
RAMBUS REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

•	Third quarter GAAP revenue of $59.8 million; revenue under ASC 605 would have been $99.8 million, in line with expectations; $31.6 million in cash provided by operating activities

•	Third quarter GAAP royalty revenue of $33.6 million, royalty revenue under ASC 605 would have been $75.7 million and licensing billings of $75.4 million

•	New and renewed licenses closed with Socionext, Phison, Infineon and Nvidia

•	Continued commercial traction with new customers and partners including Coles, ScotRail, Visa, American Express and Riscure

SUNNYVALE, Calif. - October 29, 2018 - Rambus Inc. (NASDAQ:RMBS) today reported financial results for the third quarter ended September 30, 2018 under GAAP Accounting Standards Codification Topic 606 (“ASC 606”), which superseded the revenue recognition requirements in ASC Topic 605, Revenue Recognition (“ASC 605”) that was previously applicable. Rambus also reported financial results as they would have been presented under ASC 605. This ASC 605 presentation is required under the modified retrospective transition method that Rambus has chosen to adopt under ASC 606. Rambus notes that this presentation allows a more relevant comparability with prior results, which were all reported under ASC 605.

Luc Seraphin, chief executive officer of Rambus said, “This was a strong quarter that continued to reinforce our confidence in our strategy and execution to plan. As we continue to roll out products, improve operational efficiency and generate cash, we are creating the foundation for future profitable growth.”

Third Quarter 2018 Financial Highlights	Three Months Ended September 30, 2018
(In millions, except per share amounts)	ASC 606		ASC 605 (1)
	GAAP	Non-GAAP (2)	GAAP	Non-GAAP (2)
Revenue (3)	$59.8	$59.8	$99.8	$99.8
Diluted net income (loss) per share	$(0.97)	$(0.01)	$(0.65)	$0.22

(1)
As noted above, Rambus is presenting the financial results under ASC 606 along with the results that would have been applicable under ASC 605. The ASC 605 information should be considered in addition to, not as a substitute for, nor superior to or in isolation from, the financial information prepared in accordance with ASC 606.

(2)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

(3)	Total revenue for the quarter ended September 30, 2018 under ASC 605 is 5% higher than a year ago excluding the impact of the Lighting Division which was wound down in the first quarter.

Business Review

For the Memory and Interface division, Q3 was a positive quarter with broad OEM and cloud customer qualifications ongoing in chips and steady revenue for IP cores. Our DDR4 server DIMM chip business continues to hit its revenue targets with steady market growth in market share and remains on track to meet our targets for 2018. For the next-generation DDR5 memory buffer chips, we maintain our leadership position as the first and only supplier with working silicon that supports the top-end speeds for both the Register Clock Driver (RCD) and Data Buffer (DB) chips, and we continue to engage with our customers and the ecosystem. Following the record revenue from our high-speed IP Cores in the first half, we continue our leadership with further development of high-end and high-bandwidth SerDes and memory IP cores in advanced process nodes. We see increased traction from a growing number of customers across multiple high-performance applications including AI, automotive, data center and networking.

Our Security Division, which consists of our Cryptography, Ticketing and Payments groups, had a solid quarter with new customer, partner and product announcements across the groups. The Cryptography group systematically increased its product portfolio as part of the ongoing effort to make it simple and fast for our customers to implement security by design. We now offer the general availability of our RISC-V-based programmable CryptoManager Hardware Root of Trust, a full suite of DPA-resistant crypto cores for commercial and government applications, and an enhanced DPA Workstation with expanded side-channel attack testing capabilities through partnership with Riscure. For the Ticketing and Payments groups, market traction and product development for tokenization continue to progress. We have expanded our tokenization solutions from mobile payments and retail, to account-based payments, e-commerce and now the blockchain. This quarter saw announcements from both groups, introducing new customers, partners and products including ScotRail for mobile ticketing, and Coles, Visa and American Express for Payments, and the launch of Vaultify Trade, providing bank-grade tokenization for blockchain.

Our strategy of leveraging innovation and IP to develop differentiated products for high-growth markets remains. While we are pleased with the progress in our software-based Payments and Ticketing programs and see increasing market traction for tokenization solutions, we acknowledge that these businesses are far from our core in the semiconductor space. With that, we are exploring strategic options to maximize the market opportunity and success of these businesses.

Financial Review - GAAP	Three Months Ended September 30,
(In millions, except for percentages and per share amounts)	2018			2017
	As Reported ASC 606	Adjustments (1)	ASC 605 (1)	As Reported ASC 605

Revenue
Royalties	$33.6	$42.1	$75.7	$72.8
Product revenue	11.8	(0.1)	11.7	8.7
Contract and other revenue	14.4	(2.0)	12.4	17.6
Total revenue	$59.8	$40.0	$99.8	$99.1
Total operating costs and expenses	$78.9	$—	$78.9	$82.1
Operating income (loss)	$(19.1)	$40.0	$20.9	$17.0
Operating margin	(32)%	53%	21%	17%
Net income (loss)	$(104.2)	$33.5	$(70.7)	$7.7
Diluted net income (loss) per share	$(0.97)	$0.32	$(0.65)	$0.07

Licensing billings (2)	$75.4	$—	$75.4	$71.5

Net cash provided by operating activities	$31.6	$—	$31.6	$15.1

(1)
As noted above, Rambus is presenting the ASC 606 results together with the adjustments made to reconcile the ASC 606 presentation to the results that would have been applicable under ASC 605. The ASC 605 information should be considered in addition to, not as a substitute for, nor superior to or in isolation from, the financial information prepared in accordance with ASC 606.

(2)	Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences.

Financial Review - Non-GAAP (1)	Three Months Ended September 30,
(In millions, except for percentages and per share amounts)	2018			2017
	As Reported ASC 606	Adjustments (2)	ASC 605 (2)	As Reported ASC 605

Revenue
Royalties	$33.6	$42.1	$75.7	$72.8
Product revenue	11.8	(0.1)	11.7	8.7
Contract and other revenue	14.4	(2.0)	12.4	17.6
Total revenue	$59.8	$40.0	$99.8	$99.1
Total operating costs and expenses	$67.6	$—	$67.6	$64.6
Operating income (loss)	$(7.8)	$40.0	$32.2	$34.5
Operating margin	(13)%	45%	32%	35%
Net income (loss)	$(1.3)	$25.5	$24.2	$21.6
Diluted net income (loss) per share	$(0.01)	$0.23	$0.22	$0.19

(1)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

(2)	See note (1) under “Financial Review-GAAP” above for a description of the Adjustments and ASC 605 presentations.

Revenue for the quarter was $59.8 million, above the high end of our expectations, due to the structure of our licensing agreements signed within the quarter. Revenue under ASC 605 would have been $99.8 million, in line with our expectations. We had GAAP total operating costs and expenses of $78.9 million and non-GAAP total operating costs and expenses of $67.6 million. We also had GAAP and non-GAAP diluted net loss per share of $0.97 and $0.01, respectively. Total GAAP and non-GAAP diluted net income (loss) per share under ASC 605 would have been ($0.65) and $0.22, respectively.

Cash, cash equivalents, and marketable securities as of September 30, 2018 were $248.2 million, a decrease of $50.2 million from June 30, 2018, mainly due to the $81.2 million payment of the remaining balance of our 2018 convertible notes, offset by $31.6 million in cash provided by operating activities. Adjusted EBITDA under ASC 605 for the quarter would have been $34.8 million.

2018 Fourth Quarter Outlook

Effective January 1, 2018, the Company adopted ASC 606 which materially impacted the timing of revenue recognition for the Company's fixed-fee intellectual property licensing arrangements. The adoption of ASC 606 did not have a material impact on the Company's other revenue streams, net cash provided by operating activities or its underlying financial position.

The Company has provided its fourth quarter outlook under ASC 606 and ASC 605 in order to provide additional transparency. The Company believes that providing this additional disclosure in the short term will help its investors and analysts understand the impact of the change in revenue recognition standards, especially given the material difference in the timing of revenue recognition for its fixed-fee licensing arrangements as mentioned above. Note that the presentation under ASC 605 is not a substitute for the new ASC 606 revenue recognition rules under current GAAP.

2018 Fourth Quarter Outlook (ASC 606)
(In millions, except per share amounts)	GAAP	Non-GAAP (1)
Revenue	$56 - $62	$56 - $62
Total operating costs and expenses	$77 - $73	$65 - $61
Operating income (loss)	($21) - ($11)	($9) - $1
Diluted net income (loss) per share	($0.13) - ($0.06)	($0.03) - $0.04

(1)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

For the fourth quarter of 2018, the Company expects revenue under ASC 606 to be between $56 million and $62 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for patent licensing, various product sales, mobile payments software and solutions licensing among other matters.

The Company also expects operating costs and expenses to be between $77 million and $73 million, and diluted net loss per share to be between $0.13 and $0.06. Additionally, the Company expects non-GAAP operating costs and expenses to be between $65 million and $61 million, and non-GAAP diluted net income (loss) per share to be between ($0.03) and $0.04. These expectations also assume non-GAAP interest and other income and expense of ($5 million), tax rate of 24% (refer to non-GAAP financial information below - income tax adjustments) and diluted share count of 110 million, and exclude stock-based compensation expense ($7 million), amortization expense ($5 million) and non-cash interest expense on convertible notes ($3 million).

2018 Fourth Quarter Outlook (ASC 605)
(In millions, except per share amounts)	GAAP	Non-GAAP (1)
Revenue	$99 - $105	$99 - $105
Total operating costs and expenses	$77 - $73	$65 - $61
Operating income	$22 - $32	$34 - $44
Diluted net income per share	$0.12 - $0.19	$0.23 - $0.29

(1)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

For the fourth quarter of 2018, the Company expects that revenue under ASC 605 would be between $99 million and $105 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for patent licensing, various product sales, mobile payments software and solutions licensing among other matters.

The Company also expects that operating costs and expenses would be between $77 million and $73 million, and diluted net income per share would be between $0.12 and $0.19. Additionally, the Company expects that non-GAAP operating costs and expenses would be between $65 million and $61 million, and non-GAAP diluted net income per share would be between $0.23 and $0.29. These expectations also assume non-GAAP interest and other income and expense of $1 million, tax rate of 24% (refer to non-GAAP financial information below - income tax adjustments) and diluted share count of 110 million, and exclude stock-based compensation expense ($7 million), amortization expense ($5 million) and non-cash interest expense on convertible notes ($3 million).

Conference Call:

Rambus management will discuss the results of the quarter during a conference call scheduled for 2:00pm PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 4888626.

Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating margin, operating income (loss), net income (loss) and, diluted net income (loss) per share, presented both under ASC 606 and as they would have been presented under ASC 605. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, amortization expenses, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Restructuring charges. These charges may consist of severance, contractual retention payments, exit costs and other charges and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for 2018 and 35 percent for 2017, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Dedicated to making data faster and safer, Rambus creates innovative hardware, software and services that drive technology advancements from the data center to the mobile edge. Our architecture licenses, IP cores, chips, software and services span memory and interfaces, security and emerging technologies to positively impact the modern world. We collaborate with the industry, partnering with leading chip and system designers, foundries and service providers. Integrated into tens of billions of devices and systems, our products power and secure diverse applications, including Big Data, Internet of Things (IoT) security, mobile payments and smart ticketing. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including those relating to Rambus’ expectations regarding our new product and service offerings, growth for 2018 and financial guidance for the fourth quarter of 2018, including revenue, operating costs and expenses, earnings per share and estimated, fixed, long-term projected tax rates, both on a GAAP and non-GAAP basis as appropriate. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS

Current assets:
Cash and cash equivalents	$134,534	$225,844
Marketable securities	113,637	103,532
Accounts receivable	42,674	25,326
Unbilled receivables	164,487	566
Inventories	6,272	5,159
Prepaids and other current assets	14,434	11,317
Total current assets	476,038	371,744
Intangible assets, net	65,411	91,722
Goodwill	208,116	209,661
Property, plant and equipment, net	49,174	54,303
Deferred tax assets	3,930	159,099
Unbilled receivables, long-term	535,422	—
Other assets	5,879	4,543
Total assets	$1,343,970	$891,072

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,572	$9,614
Accrued salaries and benefits	14,353	17,091
Deferred revenue	12,727	18,272
Income taxes payable, short-term	17,784	258
Convertible notes, short-term	—	78,451
Other current liabilities	5,942	9,156
Total current liabilities	59,378	132,842
Long-term liabilities:
Convertible notes, long-term	140,279	135,447
Long-term imputed financing obligation	36,558	37,262
Long-term income taxes payable	81,400	3,344
Other long-term liabilities	17,351	10,593
Total long-term liabilities	275,588	186,646
Total stockholders’ equity	1,009,004	571,584
Total liabilities and stockholders’ equity	$1,343,970	$891,072

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenue:
Royalties	$33,599	$72,787	$85,022	$211,733
Product revenue	11,753	8,661	27,153	27,966
Contract and other revenue	14,402	17,686	50,463	51,506
Total revenue	59,754	99,134	162,638	291,205
Operating costs and expenses:
Cost of product revenue (1)	$5,376	$5,152	$13,932	$17,882
Cost of contract and other revenue	5,952	14,456	29,163	43,274
Research and development (1)	43,131	36,196	120,944	109,718
Sales, general and administrative (1)	24,462	26,799	79,143	82,122
Gain from sale of intellectual property	—	(479)	—	(479)
Restructuring charges	—	—	2,223	—
Total operating costs and expenses	78,921	82,124	245,405	252,517
Operating income (loss)	(19,167)	17,010	(82,767)	38,688
Interest income and other income (expense), net	8,008	208	25,373	491
Interest expense	(3,976)	(3,287)	(13,031)	(9,754)
Interest and other income (expense), net	4,032	(3,079)	12,342	(9,263)
Income (loss) before income taxes	(15,135)	13,931	(70,425)	29,425
Provision for income taxes	89,069	6,236	84,825	16,119
Net income (loss)	$(104,204)	$7,695	$(155,250)	$13,306
Net income (loss) per share:
Basic	$(0.97)	$0.07	$(1.43)	$0.12
Diluted	$(0.97)	$0.07	$(1.43)	$0.12
Weighted average shares used in per share calculation
Basic	107,897	109,555	108,324	110,353
Diluted	107,897	113,119	108,324	113,861
_________
(1) Total stock-based compensation expense for the three and nine months ended September 30, 2018 and 2017 is presented as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cost of product revenue	$2	$20	$7	$53
Research and development	$3,184	$2,969	$9,662	$9,048
Sales, general and administrative	$3,003	$3,975	$5,922	$11,068

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended September 30,
	ASC 606	ASC 605
	2018	2018	2017

Operating costs and expenses	$78,921	$78,921	$82,124
Adjustments:
Stock-based compensation expense	(6,189)	(6,189)	(6,964)
Acquisition-related transaction costs and retention bonus expense	(10)	(10)	(47)
Amortization expense	(5,083)	(5,083)	(10,498)
Non-GAAP operating costs and expenses	$67,639	$67,639	$64,615

Operating income (loss)	$(19,167)	$20,919	$17,010
Adjustments:
Stock-based compensation expense	6,189	6,189	6,964
Acquisition-related transaction costs and retention bonus expense	10	10	47
Amortization expense	5,083	5,083	10,498
Non-GAAP operating income (loss)	$(7,885)	$32,201	$34,519

Income (loss) before income taxes	$(15,135)	$18,419	$13,931
Adjustments:
Stock-based compensation expense	6,189	6,189	6,964
Acquisition-related transaction costs and retention bonus expense	10	10	47
Amortization expense	5,083	5,083	10,498
Non-cash interest expense on convertible notes	2,191	2,191	1,801
Non-GAAP income (loss) before income taxes	$(1,662)	$31,892	$33,241
GAAP provision for income taxes	89,069	89,069	6,236
Adjustment to GAAP provision for income taxes	(89,468)	(81,415)	5,398
Non-GAAP provision for (benefit from) income taxes	(399)	7,654	11,634
Non-GAAP net income (loss)	$(1,263)	$24,238	$21,607

Non-GAAP basic net income (loss) per share	$(0.01)	$0.22	$0.20
Non-GAAP diluted net income (loss) per share	$(0.01)	$0.22	$0.19
Weighted average shares used in non-GAAP per share calculation:
Basic	107,897	107,897	109,555
Diluted	107,897	109,780	113,119

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended September 30,
	ASC 606	ASC 605
	2018	2018	2017
GAAP effective tax rate	(589)%	484%	45%
Adjustment to GAAP effective tax rate	613%	(460)%	(10)%
Non-GAAP effective tax rate	24%	24%	35%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for 2018 and 35 percent for 2017, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant year to assist the Company’s planning for future periods.

Rambus Inc.
Reconciliation of Other GAAP to Non-GAAP Items
(In thousands, except percentages)
(Unaudited)

	GAAP			Non-GAAP
	Three Months Ended September 30,			Three Months Ended September 30,
	ASC 606	ASC 605		ASC 606	ASC 605
	2018	2018	2017	2018	2018	2017

Revenue (i)	$59,754	$99,840	$99,134	$59,754	$99,840	$99,134
Operating income (loss) (ii)	(19,167)	20,919	17,010	(7,885)	32,201	34,519
Operating margin (ii/i)	(32)%	21%	17%	(13)%	32%	35%

	Three Months Ended September 30,
	ASC 605
	2018	2017

Net income (loss)	$(70,650)	$7,695
Add back:
Interest and other income (expense), net	2,500	3,079
Provision for income taxes	89,069	6,236
Depreciation expense	2,578	3,249
Amortization expense	5,083	10,498
EBITDA (1)	$28,580	$30,757
Adjustments:
Stock-based compensation expense	6,189	6,964
Acquisition-related transaction costs and retention bonus expense	10	47
Adjusted EBITDA (2)	$34,779	$37,768

(1)
EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net income. EBITDA is net income adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net income computed under GAAP.

(2)	Adjusted EBITDA excludes the impact of other non-GAAP adjustments indicated in the above tables.

Rambus Inc.
Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates
(In millions, except per share amounts)
(Unaudited)

	ASC 606		ASC 605
	Three Months Ended December 31, 2018		Three Months Ended December 31, 2018
	Low	High	Low	High

Forward-looking operating costs and expenses	$77.4	$73.4	$77.4	$73.4
Adjustments:
Stock-based compensation expense	(7.0)	(7.0)	(7.0)	(7.0)
Amortization expense	(5.4)	(5.4)	(5.4)	(5.4)
Forward-looking Non-GAAP operating costs and expenses	$65.0	$61.0	$65.0	$61.0

Forward-looking operating income (loss)	$(21.4)	$(11.4)	$21.6	$31.6
Adjustments:
Stock-based compensation expense	7.0	7.0	7.0	7.0
Amortization expense	5.4	5.4	5.4	5.4
Forward-looking Non-GAAP operating income (loss)	$(9.0)	$1.0	$34.0	$44.0

Forward-looking income (loss) before income taxes	$(19.1)	$(9.1)	$17.5	$27.5
Adjustments:
Stock-based compensation expense	7.0	7.0	7.0	7.0
Amortization expense	5.4	5.4	5.4	5.4
Non-cash interest expense on convertible notes	2.7	2.7	2.7	2.7
Forward-looking Non-GAAP income (loss) before income taxes	$(4.0)	$6.0	$32.6	$42.6
Forward-looking GAAP provision for (benefit from) income taxes	(4.6)	(2.2)	4.2	6.6
Adjustment to Forward-looking GAAP provision for (benefit from) income taxes	3.6	3.6	3.6	3.6
Forward-looking Non-GAAP provision for (benefit from) income taxes	(1.0)	1.4	7.8	10.2
Forward-looking Non-GAAP net income (loss)	$(3.0)	$4.6	$24.8	$32.4

Forward-looking Non-GAAP basic net income (loss) per share	$(0.03)	$0.04	$0.23	$0.30
Forward-looking Non-GAAP diluted net income (loss) per share	$(0.03)	$0.04	$0.23	$0.29
Weighted average shares used in forward-looking Non-GAAP per share calculation:
Basic	108.0	108.0	108.0	108.0
Diluted	108.0	110.0	110.0	110.0